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                                                              Exhibit 99.(B)(10)

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 31, 2004 accompanying the consolidated financial statements of The Penn Mutual Life Insurance Company, and to the use of our report dated March 19, 2004 accompanying the financial statements of Penn Mutual Variable Annuity Account III in the Post-Effective Amendment No. 4 to Registration Statement No. 333-69386 on Form N-4 and the related Prospectus of Penn Mutual Variable Annuity Account III.


                                             /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
April 19, 2004